SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 06/30/2005
FILE NUMBER 811-1540
SERIES NO.: 31

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A Shares                     9,711
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B Shares                     5,012
              Class C Shares                     2,170
              Class R Shares                         4
              Institutional Class                1,183

74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                   $ 13.40
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                   $ 13.11
              Class C Shares                   $ 13.10
              Class R Shares                   $ 13.39
              Institutional Class              $ 13.50